EXHIBIT 99.1
FOR IMMEDIATE RELEASE
Company Contact:
Jonathan Teaford
Executive Vice President
561-277-6410
jteaford@babyuniverse.com
Investor Contact:
BPC Financial Marketing
John Baldissera
800-368-1217
BabyUniverse Announces Execution of Definitive Merger
Agreement with eToys Direct, Inc.
Merger represents culmination of strategic alternatives review process
JUPITER, FL., March 14, 2007 — BabyUniverse, Inc. (Nasdaq: POSH), a leading Internet content, commerce, and new media company in the pregnancy, baby and toddler marketplace, and eToys Direct, Inc., an eCommerce and direct marketer of toys and other youth-related products, have entered into a definitive agreement for an all stock merger. Immediately following the consummation of the merger, BabyUniverse shareholders will own approximately one third of the shares outstanding of the combined company and eToys shareholders will own approximately two thirds. While no assurances can be made, the parties expect the merger to close in the second or third quarter of 2007.
This transaction, which has been unanimously approved by the boards of directors of each company, is subject to approval by BabyUniverse shareholders and other closing conditions contained in the merger agreement, including that BabyUniverse have no outstanding debt at closing. BabyUniverse’s board of directors is unanimously recommending that BabyUniverse’s shareholders approve the transaction.
John Textor, Chairman and CEO of BabyUniverse, said: “Consistent with our previously stated ambitions, we are thrilled to conclude our strategic review process with the announcement of a strategically compelling transaction that we believe will be accretive. eToys is a well-established Internet brand with revenues, customer relationships and fulfillment infrastructure that are considerably more significant than our own. Importantly, each company believes that a balanced business model of eCommerce and eContent is ideally positioned in the emerging new media marketplace. Beyond the obvious fit of eToys.com with our existing eCommerce strategy, we are equally excited about the alignment of our recently launched new media platform, BabyTV.com, with similar content strategies available through other eToys-owned properties such as Toys.com, Hobbies.com and Birthdays.com.”
eToys Direct, Inc. was founded in 2004 when a management buyout led by eToys CEO Michael Wagner and affiliates of the D. E. Shaw group purchased certain of the assets of KB Toys, Inc. For the fiscal year ended February 3, 2007, eToys generated approximately $117 million in unaudited net sales. The board of directors of the combined company will consist of representatives of the D. E. Shaw group and BabyUniverse, as well as new independent appointees. John Textor, Chairman and CEO of BabyUniverse, will remain as Chairman of the board of the combined company while Michael Wagner will serve as CEO.
Commenting on the merger, Mr. Wagner stated, “The combination with BabyUniverse represents a logical next step for our business as we endeavor to capitalize on a technology and fulfillment platform that is among the most sophisticated and scalable within the eCommerce industry. With more than 600,000 square feet of highly efficient distribution facilities, and a strong seasonal bias, we are eager to realize the synergies that we believe are likely to come with the assumption of the seasonally balanced business of BabyUniverse. Equally exciting is the expanded positioning of the combined company, an eCommerce and eContent model that encompasses a family customer lifecycle from maternity to pre-teen.”
Banc of America Securities LLC served as financial advisor to BabyUniverse. Financo Securities, LLC, a wholly-owned subsidiary of Financo, Inc., served as financial advisor to eToys Direct, Inc.
About BabyUniverse, Inc.
BabyUniverse, Inc. (Nasdaq: POSH), is a leading Internet content, commerce and new media company in the pregnancy, baby and toddler marketplace. Through its Web sites, BabyUniverse.com and DreamtimeBaby.com, the company is a leading online retailer of brand-name baby, toddler and maternity products in the United States. Through its Web sites PoshTots.com and PoshLiving.com, the company has extended its offerings in the baby and toddler market as a leading online provider of luxury furnishings to the country’s most affluent female consumers. Through BabyTV.com, PoshCravings.com and ePregnancy.com, BabyUniverse has also established a widely recognized platform for the delivery of content and new media resources to a national audience of expectant parents. BabyUniverse is pursuing a dual strategy of organic growth and acquisition growth that is designed to establish BabyUniverse as the leader in the online baby marketplace. Beyond the baby segment, the company intends to leverage its growing platform to acquire other female-oriented content, commerce and new media companies. The overall objective of BabyUniverse is to establish a market-leading content, commerce and new media business focused on the high-growth female marketplace.
BabyUniverse and its affiliates operate a multi-channel portfolio of Internet properties, including e-commerce sites such as www.BabyUniverse.com, www.PoshTots.com, www.PoshLiving.com and www.DreamTimeBaby.com, and content sites such as www.PoshCravings.com, www.ePregnancy.com, and the recently launched www.BabyTV.com.
About eToys Direct, Inc.
eToys Direct, Inc. offers thousands of toys, custom dolls, video games and baby products to online and catalog shoppers through its popular web sites and its strategic retail partnerships. The company owns eToys (www.etoys.com) and the My Twinn doll company (www.mytwinn.com) and operates KBtoys.com under a licensing agreement. eToys Direct provides a toy and video game solution to its online and catalog partners, supplying category management, full-featured content, inventory control, order fulfillment and customer support. eToys Direct is based in Denver.
Additional Information About the Merger and Where to Find It

This document does not constitute an offer of any securities for sale. The proposed transaction will be submitted to BabyUniverse’s shareholders for their consideration. In connection with the proposed merger, BabyUniverse will file a registration statement, a proxy statement/prospectus and other materials with the SEC. WE URGE INVESTORS TO READ THE REGISTRATION STATEMENT AND THE PROXY STATEMENT/PROSPECTUS AND THESE OTHER MATERIALS CAREFULLY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT BABYUNIVERSE, ETOYS AND THE PROPOSED MERGER. Investors can obtain more information about the proposed transaction by reviewing the Form 8-K to be filed by BabyUniverse in connection with the announcement of the transaction and any other documents filed with the SEC when they become available. Investors will be able to obtain free copies of the proxy statement/prospectus (when available) as well as other filed documents containing information about BabyUniverse at http://www.sec.gov, the SEC’s Web site. Free copies of BabyUniverse’s SEC filings are also available on BabyUniverse’s Web site at www.babyuniverse.com.
Participants in the Solicitation
BabyUniverse and its executive officers and directors may be deemed, under SEC rules, to be participants in the solicitation of proxies from BabyUniverse’s shareholders with respect to the proposed merger. Information regarding the officers and directors of BabyUniverse is included in its definitive proxy statement for its 2006 annual meeting filed with the SEC on May 1, 2006. More detailed information regarding the identity of potential participants, and their direct or indirect interests, by securities holdings or otherwise, will be set forth in the proxy statement/prospectus and other materials to be filed with the SEC in connection with the proposed merger.
Special Note Regarding Forward-Looking Statements
This press release contains forward-looking statements that involve risks and uncertainties relating to future events or our future financial performance. These statements involve known and unknown risks, uncertainties and other factors that may cause the actual results to differ materially from those expressed or implied by such forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, factors detailed in our Securities and Exchange Commission filings. You are advised to consult further disclosures we may make on related subjects in our future filings with the Securities and Exchange Commission.
In some cases, you can identify forward-looking statements by terminology such as “may,” “could,” “should,” “expect,” “plan,” “intend,” “anticipate,” “believe,” “estimate,” “predict,” “potential” or “continue,” the negative of such terms or other comparable terminology. These statements are only predictions. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we can give no assurance that such expectations will prove to be correct, nor can we guarantee future results, levels of activity, performance or achievements.